PROSKAUER ROSE LLP
Counsel for Debtors and Debtors-in-Possession
1585 Broadway
New York, New York  10036
(212) 969-3000
Alan B. Hyman (AH-6655)
Scott K. Rutsky (SR-0712)
Glenn S. Walter (GW-0133)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
------------------------------------------x
                                          :
In re:                                    :        (Chapter 11)
                                          :
GOLDEN BOOKS FAMILY                       :
ENTERTAINMENT, INC., et al.,              :        Case Nos. 99-10030
                                          :        Through 99-10032 (TLB)
                                          :
                Debtors.                  :        (Jointly Administered)
                                          :
------------------------------------------x


                        MODIFICATION OF DEBTORS' AMENDED
                          JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


         Pursuant to 11 U.S.C. ss. 1127 and Rule 3019 of the Federal Rules of Bankruptcy Procedure, Golden Books Family Entertainment, Inc., Golden Books
Publishing Company, Inc. and Golden Books Home Video, Inc., debtors and debtors-in-possession (collectively, the "Debtors"), submit the following modifications of the Debtors' Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated May 13, 1999 (the "Plan"):

     1. Sections 1.22 and 1.34 of the Plan are modified by (i) deleting the phrase "that certain consolidated litigation pending in the United States District Court for the Southern District of New York encaptioned "Kevin Lemmer
v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748 (AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS)")" and (ii) replacing it with the phrase "the Securities Litigation)."

         2. Section 1.46 of the Plan is modified by deleting the phrase "Stroock & Stroock & Lavan LLP" and replacing it with the phrase "Akin, Gump, Strauss, Hauer & Feld L.L.P."

         3.    Sections 1.36 through 1.90 of the Plan are renumbered as Sections
1.37 through 1.91, respectively.

         4.    A new Section 1.36 of the Plan is added as follows:

         "Excluded Claims" shall mean claims asserted by persons who choose to be excluded from the class in connection with the Securities Litigation Settlement Agreement and that arise from or are based upon matters alleged in the Securities Litigation.

         5.    Sections 1.91 through 1.99 of the Plan are renumbered as Sections
1.94 through 1.102, respectively.

         6.    A new Section 1.92 of the Plan is added as follows:

         "Securities Litigation" shall mean that certain consolidated litigation pending in the United States District Court for the Southern District of New York encaptioned "Kevin Lemmer v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 5748 (AGS) and Green Fund and Cynthia Green Colin v. Golden Books Family Entertainment, Inc., et al., Case No. 98 CIV 7072 (AGS)."

         7.    A new Section 1.93 of the Plan is added as follows:

         "Securities Litigation Settlement Agreement" shall mean that certain Stipulation and Agreement of Settlement dated August 10, 1999 among Parent, Milberg

         Weiss Bershad Hynes & Lerach LLP and Cahill Gordon & Reindel, respecting the Securities Litigation.


         8.    Section 4.3(d) of the Plan is amended as follows:

         (i) the subparagraph entitled "Interest" is deleted and replaced in its entirety with the following:

    "Interest:      Payable  in Cash at a rate of 10.75%  per  annum,  or at the sole  election of the issuer,  payable in kind in additional
                    New Senior Notes at a rate of 14.25% per annum, payable semi-annually; provided, however, that commencing three years after the Effective Date, interest on the New Senior
                    Notes shall be payable only in cash at a rate of 10.75% per annum."


         (ii) The subparagraph entitled "Call Protection" is modified by deleting the redemption table set forth therein and replacing it in its entirety with the following table:

                      Years From                 Redemption
                      Effective Date             Price

                      1 year                     105.375%
                      2 years                    103.583%
                      3 years                    101.792%
                      4 years                    100.000%


         9. Section 7.3(a) of the Plan is modified to add the following phrase to the end of the first sentence thereof:

         "and provided, further, that all Indemnification Claims arising solely in respect of the following shall be assumed by the Reorganized Debtors without limitation (a) any liability to the United States of America and/or its agencies, (b) any liability arising under any state, city or municipal (i) tax code, (ii) environmental code, or (iii) criminal law,
         (c) any "withdrawal liability," pursuant to 29 U.S.C. ss.ss. 1383 and 1385, to the Central States, Southeast and Southwest Areas Pension Fund, (d) any liability with respect to any Excluded Claims, and (e) any and all claims or causes of action that (1) Richard A. Bernstein;
         (2) the Richard A. Bernstein Trust of 1986, Fleet National Bank as Trustee; (3) the Richard A. Bernstein and Stuart Turner Trust of 1978 f/b/o Richard A. Bernstein; (4) the Amelia Bernstein 1996 Trust, Fleet National Bank, as Trustee; (5) the Stuart Turner Trust, Mitchell N. Baron, Trustee; (6) James A. Cohen; (7) Martin E. Weisberg; and (8) Stuart Turner and Gail Turner JTWROS (collectively, the

          "Excluded Entities"), may have against GPH and its members, viz. Warburg, Pincus Ventures, L.P., Richard E. Snyder and Barry Diller, and its appointees to the Board of Directors of Golden Books Family Entertainment, Inc."


         10.   Section  9.1(a)  of the Plan is  modified  by  deleting  the last
sentence   thereof  and  replacing  it  in  its  entirety  with  the  following:

         "Notwithstanding anything in the Plan to the contrary, nothing in this Plan shall discharge, release or exculpate any non-Debtor from (a) any liability to the United States of America and/or its agencies, (b) any liability arising under any state, city or municipal (i) tax code, (ii) environmental code, or (iii) criminal law, (c) any "withdrawal liability," pursuant to 29 U.S.C. ss.ss. 1383 and 1385, to the Central States, Southeast and Southwest Areas Pension Fund, (d) any liability with respect to any Excluded Claims, or (e) any and all claims or causes of action that the Excluded Entities may have against GPH and its members, viz. Warburg, Pincus Ventures, L.P., Richard E. Snyder and Barry Diller, and its appointees to the Board of Directors of Golden Books Family Entertainment, Inc."


         11. Sections 10.1(d) and 10.1(e) of the Plan are renumbered as Sections 10.1(e) and 10.1(f), respectively.


         12.   A new section 10.1(d) is added as follows:

         "(d) the Securities Litigation Settlement Agreement shall have become effective in accordance with its terms."




                          [concluded on the next page]

         13.   Section 12.8 of the Plan is modified by deleting the following:

               "c/o Stroock & Stroock & Lavan, LLP
               180 Maiden Lane
               New York, New York 10035-4982
               tel:  212.806.5642
               fax:  212.806.6006"

               and replacing it with,

               "c/o Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               590 Madison Avenue
               New York, New York 10022
               tel:  212.872.1000
               fax:  212.872.8170"


Dated:  New York, New York
        September 1, 1999


                                         PROSKAUER ROSE LLP
                                         Counsel for the Debtors
                                           and Debtors-in-Possession


                                         By:  /s/ Alan B. Hyman
                                              Alan B. Hyman (AH-6655)
                                              A Member of the Firm
                                              1585 Broadway
                                              New York, New York  10036
                                              (212) 969-3000